Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Callon Petroleum Company Employee Savings and Protection Plan of our reports dated March 14, 2013, with respect to the consolidated financial statements of Callon Petroleum Company and the effectiveness of internal control over financial reporting of Callon Petroleum Company, included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young
New Orleans, Louisiana
April 19, 2013